Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 300 Executive Drive Suite 300 West Orange, NJ 07052 www.belfuse.com tel 201.432.0463

Bel Reports Second Quarter and First Half 2026 Results

Provides Q3-26 Sales and Gross Margin Guidance

WEST ORANGE, NJ, Wednesday, July 29, 2026 -- Bel Fuse Inc. (Nasdaq: BELFA and BELFB) today announced preliminary financial results for the second quarter and first half of 2026.

Second Quarter 2026 Highlights

•	Net sales of $210.7 million compared to $168.3 million in Q2-25. Up 25.1% from Q2-25
•	Gross profit margin of 39.9%, up from 38.7% in Q2-25
•	GAAP net earnings attributable to Bel shareholders of $25.5 million in Q2-26, compared to net earnings of $26.9 million in Q2-25. Non-GAAP net earnings attributable to Bel shareholders of $39.1 million in Q2-26, versus $21.0 million in Q2-25
•	Adjusted EBITDA of $48.9 million (23.2% of sales), compared to $35.2 million (20.9% of sales) in Q2-25
•	Raised $441.6 million in net proceeds from equity offering; paid down $197.5 million of debt

Farouq Tuweiq, President and CEO of Bel, said, “We delivered a very strong second quarter, with sales and gross margin toward the high end of our estimated ranges, driven by defense and data solutions demand and continued distribution recovery. The quarter also included several operational milestones: DataMate completed its facility transition and ERP conversion, and our Slovakia site achieved defense-manufacturer qualification to support the Enercon integration and European expansion. In addition, the team completed an equity offering, raising net proceeds of $441.6 million to pay down debt and support the remaining 20% of Enercon in early 2027, as well as future M&A and growth initiatives.”

“Bookings remained healthy, and assuming the continuation of current market conditions, we expect third-quarter 2026 sales of $205 million to $225 million and gross margin of 39% to 41%. We’re encouraged by the momentum in our end markets and believe our expanded European footprint and strong balance sheet position Bel to accelerate growth in the quarters ahead,” concluded Mr. Tuweiq.

Conference Call

Bel has scheduled a conference call for 8:30 a.m. ET on Thursday, July 30, 2026 to discuss these results. To participate in the conference call, investors should dial 877-407-0784, or 201-689-8560 if dialing internationally. The presentation will additionally be broadcast live over the Internet and will be available at https://ir.belfuse.com/events-and-presentations. The webcast will be available via replay for a period of at least 30 days at this same Internet address. For those unable to access the live call, a telephone replay will be available at 844-512-2921, or 412-317-6671 if dialing internationally, using access code 13761209 after 12:30 pm ET, also for 30 days.

About Bel

Bel (www.belfuse.com) designs, manufactures, and markets critical electronic components, systems and solutions for customers in aerospace, defense, industrial, and data-driven markets. Understanding that our customers face increasingly complex technical challenges, Bel delivers a comprehensive portfolio of solutions including power systems, high-reliability connectors and cable assemblies, circuit protection, and networking products that enable Original Equipment Manufacturers (OEMs) to bring their innovations to market. Bel partners closely with customers to deliver both customized and standard solutions tailored to their specific applications and performance requirements. With manufacturing facilities and technical support teams worldwide, Bel serves as a strategic partner to customers who require proven reliability in demanding end markets.

Company Contact:

Lynn Hutkin

Chief Financial Officer

ir@belf.com

Investor Contact:

Three Part Advisors

Jean Marie Young, Managing Director or Steven Hooser, Partner
631-418-4339

jyoung@threepa.com; shooser@threepa.com

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “forecast,” “outlook,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Bel’s control. Bel’s actual results could differ materially from those stated or implied in our forward-looking statements (including without limitation any of Bel’s projections) due to a number of factors, including but not limited to, the following: risks related to the protection of our intellectual property rights; difficulties associated with integrating previously acquired companies, including any unanticipated difficulties, or unexpected or higher than anticipated expenditures; the possibility that the Bel’s intended acquisition of the remaining 20% stake in Enercon is not completed, and any resulting disruptions to Bel’s business and its currently 80% owned Enercon subsidiary; trends in demand which can affect Bel’s products and results; the market concerns facing Bel’s customers, and risks for its business in the event of the loss of certain substantial customers; the continuing viability of sectors that rely on Bel’s products; the effects of business and economic conditions, and challenges impacting the macroeconomic environment generally and/or Bel’s industry specifically; the effects of energy and other input costs, and cost changes generally, including the potential impact of inflationary pressures; capacity and supply constraints or difficulties, including supply chain constraints or other challenges; the impact of public health crises; difficulties associated with the availability of labor, and the risks of any labor unrest or labor shortages; risks associated with Bel’s international operations, including its substantial manufacturing operations in China and Israel; risks related to Bel's indebtedness; risks associated with restructuring programs or other strategic initiatives, including any difficulties in implementation or realization of the expected benefits or cost savings; product development, commercialization or technological difficulties (including risks relating to artificial intelligence); the regulatory and trade environment of the countries in which Bel transacts business or that may otherwise impact Bel, its customers and/or its suppliers; risks associated with fluctuations in foreign currency exchange and interest rates; uncertainties associated with legal proceedings; the market’s acceptance of Bel’s products and competitive responses to those products; the impact of changes to U.S. and applicable foreign legal and regulatory requirements, including tax laws; and other risks detailed in Bel’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in subsequent reports filed by Bel with the Securities and Exchange Commission (the “SEC”). The forward-looking statements included in this press release represent Bel’s views only as of the date of this press release, and except as required by law, Bel undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The Non-GAAP financial measures identified in this press release as well as in the supplementary information to this press release (Non-GAAP net earnings attributable to Bel shareholders, Non-GAAP EPS, Non-GAAP Operating Income and Adjusted EBITDA) are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP"). These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation. We present results adjusted to exclude the effects of certain unusual or special items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods. We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. We use these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. We also believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other similarly situated companies in our industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures, such as Non-GAAP net earnings attributable to Bel shareholders, Non-GAAP EPS, Non-GAAP Operating Income and Adjusted EBITDA, adjust corresponding GAAP measures for provision for income taxes, other income/expense, net, interest income/expense, and depreciation and amortization, and also exclude, where applicable for the covered period presented in the financial statements, certain unusual or special items identified by management such as stock-based compensation, amortization of intangibles (which primarily related to the amortization of finite-lived customer relationships and technology associated with the company's historical acquisitions), unrealized foreign currency exchange (gains) losses, restructuring charges (credits), gains/losses on sales of businesses and properties, acquisition related costs (for proposed or completed transactions), earnout liability adjustments, impairment charges, noncontrolling interest ("NCI") adjustments from fair value to redemption value, write-off of deferred financing costs, and certain litigation costs. Please refer to the financial information included with this press release for reconciliations of GAAP financial measures to Non-GAAP financial measures and our explanation of why we present Non-GAAP financial measures.

Website Information

We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We may use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

[Financial tables follow]

Bel Fuse Inc.

Supplementary Information(1)

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Net sales	$210,685	$168,299	$389,176	$320,537
Cost of sales	126,718	103,216	235,611	196,635
Gross profit	83,967	65,083	153,565	123,902
As a % of net sales	39.9%	38.7%	39.5%	38.7%

Research and development costs	9,006	8,104	17,513	15,326
Selling, general and administrative expenses	36,285	30,914	73,015	60,421
As a % of net sales	17.2%	18.4%	18.8%	18.8%
Restructuring charges (credits)	24	280	100	(2,653)
Gain on sale of properties	-	(4,075)	-	(4,075)
Earnout liability adjustments	233	-	852	-
Income from operations	38,419	29,860	62,085	54,883
As a % of net sales	18.2%	17.7%	16.0%	17.1%

Interest expense	(1,802)	(3,993)	(4,332)	(8,145)
Interest income	1,280	264	1,430	539
Other (expense) income, net	(137)	7,568	(3,631)	10,207
Earnings before income taxes	37,760	33,699	55,552	57,484

Provision for income taxes	3,785	6,906	6,593	12,369
Effective tax rate	10.0%	20.5%	11.9%	21.5%
Net earnings	33,975	26,793	48,959	45,115
As a % of net sales	16.1%	15.9%	12.6%	14.1%

Less: Net earnings attributable to noncontrolling interest	1,757	822	2,729	1,660
Redemption value adjustment attributable to noncontrolling interest	6,738	(890)	9,371	(1,280)
Net earnings attributable to Bel Fuse shareholders	$25,480	$26,861	$36,859	$44,735

Weighted average number of shares outstanding:
Class A common shares - basic	2,115	2,115	2,115	2,115
Class A common shares - diluted	2,115	2,115	2,115	2,115
Class B common shares - basic	11,483	10,551	11,020	10,504
Class B common shares - diluted	11,497	10,551	11,028	10,504

Net earnings per common share:
Class A common shares - basic	$1.80	$2.03	$2.69	$3.39
Class A common shares - diluted	$1.79	$2.03	$2.68	$3.39
Class B common shares - basic	$1.89	$2.14	$2.83	$3.58
Class B common shares - diluted	$1.89	$2.14	$2.83	$3.58

(1) The supplementary information included in this press release for 2026 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the SEC.

Bel Fuse Inc.

Supplementary Information(1)

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$306,106	$57,800
Accounts receivable, net	155,884	121,490
Inventories	200,226	167,270
Other current assets	36,514	38,201
Total current assets	698,730	384,761
Property, plant and equipment, net	47,051	48,428
Right-of-use assets	33,354	22,868
Goodwill and other intangible assets, net	435,799	432,787
Other assets	49,248	46,356
Total assets	$1,264,182	$935,200

Liabilities, redeemable noncontrolling interest and shareholders' equity
Current liabilities:
Accounts payable	$87,612	$52,990
Operating lease liabilities, current	8,748	8,029
Other current liabilities	59,561	66,426
Total current liabilities	155,921	127,445
Long-term debt	-	197,500
Operating lease liabilities long-term	25,514	15,867
Other liabilities	70,775	75,714
Total liabilities	252,210	416,526
Redeemable noncontrolling interest	102,601	93,161
Shareholders' equity	909,371	425,513
Total liabilities, redeemable noncontrolling interest and shareholders' equity	$1,264,182	$935,200

(1) The supplementary information included in this press release for 2026 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the SEC.

Bel Fuse Inc.

Supplementary Information(1)

Condensed Consolidated Statements of Cash Flows

(in thousands, unaudited)

	Six Months Ended
	June 30,
	2026	2025

Cash flows from operating activities:
Net earnings	$48,959	$45,115
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	13,535	13,284
Stock-based compensation	5,111	2,900
Amortization of deferred financing costs	1,090	692
Deferred income taxes	(4,557)	(861)
Unrealized losses (gains) on foreign currency revaluation	3,786	(12,913)
Gain on sale/disposal of property	-	(4,075)
Inventory impairment	1,186	-
Changes in fair value of contingent consideration liabilities	852	-
Other, net	(622)	1,595
Changes in operating assets and liabilities:
Increase in accounts receivable	(32,095)	(8,203)
Decrease (increase) in unbilled receivables	67	(1,400)
Increase in inventories	(32,166)	(122)
Increase in other current assets	(563)	(4,994)
(Increase) decrease in other assets	(2,006)	2,443
Increase in accounts payable	33,072	3,511
Decrease in accrued expenses	(4,310)	(8,641)
Decrease in accrued restructuring costs	(479)	(5,075)
Increase in income taxes payable	1,745	2,143
(Decrease) increase in other liabilities	(843)	3,465
Net cash provided by operating activities	31,762	28,864

Cash flows from investing activities:
Purchases of property, plant and equipment	(4,890)	(6,718)
Proceeds from held to maturity securities	-	950
Investment in related party notes receivable	-	(778)
Proceeds from disposal/sale of property, plant and equipment	3	4,867
Acquisition of business, net of cash acquired	(15,224)	-
Net cash used in investing activities	(20,111)	(1,679)

Cash flows from financing activities:
Dividends paid to common shareholders	(1,684)	(1,660)
Dividends paid to noncontrolling interest	(2,661)	-
Payment for contingent consideration	(3,531)	-
Deferred financing costs	-	(681)
Repayments under revolving line of credit	(217,500)	(42,500)
Borrowings under revolving line of credit	20,000	5,000
Proceeds from issuance of common stock, net	441,643	-
Net cash provided by (used in) financing activities	236,267	(39,841)

Effect of exchange rate changes on cash	388	3,687

Net increase (decrease) in cash and cash equivalents	248,306	(8,969)
Cash and cash equivalents - beginning of year	57,800	68,253
Cash and cash equivalents - end of year	$306,106	$59,284

Supplementary information:
Cash paid during the period for:
Income taxes, net of refunds received	$10,429	$11,422
Interest payments	$3,816	$8,188
ROU assets obtained in exchange for lease obligations	$14,771	$1,502

(1) The supplementary information included in this press release for 2026 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the SEC.

Bel Fuse Inc.

Supplementary Information(1)

Segment Highlights

(dollars in thousands, unaudited)

	Sales			Gross Margin
	Q2-26	Q2-25	% Change	Q2-26	Q2-25	Basis Point Change

Aerospace, Defense & Rugged Solutions	$110,457	$91,832	20.3%	41.1%	41.4%	(30)
Industrial Technology & Data Solutions	100,228	76,467	31.1%	38.8%	36.6%	220
Total	$210,685	$168,299	25.2%	39.9%	38.7%	120

	Sales			Gross Margin
	YTD June 2026	YTD June 2025	% Change	YTD June 2026	YTD June 2025	Basis Point Change

Aerospace, Defense & Rugged Solutions	$210,278	174,954	20.2%	41.3%	40.8%	50
Industrial Technology & Data Solutions	178,898	145,583	22.9%	37.8%	36.9%	90
Total	$389,176	$320,537	21.4%	39.5%	38.7%	80

(1) The supplementary information included in this press release for 2026 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the SEC.

Bel Fuse Inc.

Supplementary Information(1)

Reconciliation of GAAP Net Earnings to Non-GAAP Operating Income and Adjusted EBITDA

(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

GAAP Net earnings	$33,975	$26,793	$48,959	$45,115
Provision for income taxes	3,785	6,906	6,593	12,369
Other expense/income, net	137	(7,568)	3,631	(10,207)
Interest income	(1,280)	(264)	(1,430)	(539)
Interest expense	1,802	3,993	4,332	8,145
GAAP Operating Income	38,419	29,860	62,085	54,883
Restructuring charges (credits)	24	280	100	(2,653)
Earnout liability adjustments	233	-	852	-
Stock-based compensation	3,034	1,721	5,111	2,900
Acquisition related costs	249	-	1,663	-
Amortization of inventory step-up	-	799	-	1,757
Gain on sale of properties	-	(4,075)	-	(4,075)
Non-GAAP Operating Income	41,959	28,585	69,811	52,812
Depreciation and amortization	6,911	6,600	13,535	13,284
Adjusted EBITDA	$48,870	$35,185	$83,346	$66,096
% of net sales	23.2%	20.9%	21.4%	20.6%

(1) The supplementary information included in this press release for 2026 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the SEC.

Bel Fuse Inc.

Supplementary Information(1)

Reconciliation of GAAP Measures to Non-GAAP Measures

(in thousands, except per share data) (unaudited)

The following tables detail the impact that certain unusual or special items had on the Company's net earnings per common Class A and Class B basic shares ("EPS") and the line items in which these items were included on the consolidated statements of operations.

	Three Months Ended June 30, 2026					Three Months Ended June 30, 2025
Reconciling Items	Earnings before taxes	Provision for income taxes	Net Earnings Attributable to Bel Fuse Shareholders	Basic Class A EPS(3)	Basic Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net Earnings Attributable to Bel Fuse Shareholders	Basic Class A EPS(3)	Basic Class B EPS(3)

GAAP measures	$37,760	$3,785	$25,480	$1.80	$1.89	$33,699	$6,906	$26,861	$2.03	$2.14
Restructuring charges	24	4	20	0.00	0.00	280	48	232	0.02	0.02
Earnout liability adjustments	233	37	196	0.01	0.01	-	-	-	-	-
Stock-based compensation	3,034	677	2,357	0.17	0.17	1,721	354	1,367	0.10	0.11
Acquisition related costs	249	57	192	0.01	0.01	-	-	-	-	-
Redemption value adjustment on redeemable NCI	-	-	6,738	0.48	0.50	-	-	(890)	(0.07)	(0.07)
Amortization of intangibles	3,941	710	3,231	0.23	0.24	3,697	647	3,050	0.23	0.24
Unrealized foreign currency exchange losses/(gains)	641	208	433	0.03	0.03	(9,250)	(2,127)	(7,123)	(0.54)	(0.57)
Deferred financing cost write-off	640	147	493	0.03	0.04	-	-	-	-	-
Amortization of inventory step-up	-	-	-	-	-	799	184	615	0.05	0.05
Gain on sale of property	-	-	-	-	-	(4,075)	(937)	(3,138)	(0.24)	(0.25)
Non-GAAP measures	$46,522	$5,625	$39,140	$2.76	$2.90	$26,871	$5,075	$20,974	$1.58	$1.67

	Six Months Ended June 30, 2026					Six Months Ended June 30, 2025
Reconciling Items	Earnings before taxes	Provision for income taxes	Net Earnings Attributable to Bel Fuse Shareholders	Basic Class A EPS(3)	Basic Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net Earnings Attributable to Bel Fuse Shareholders	Basic Class A EPS(3)	Basic Class B EPS(3)

GAAP measures	$55,552	$6,593	$36,859	$2.69	$2.83	$57,484	$12,369	$44,735	$3.39	$3.58
Restructuring charges/(credits)	100	15	85	0.01	0.01	(2,653)	(323)	(2,330)	(0.18)	(0.19)
Earnout liability adjustments	852	136	716	0.05	0.05	-	-	-	-	-
Stock-based compensation	5,111	1,140	3,971	0.29	0.30	2,900	597	2,303	0.18	0.18
Acquisition related costs	1,663	382	1,281	0.09	0.10	-	-	-	-	-
Redemption value adjustment on redeemable NCI	-	-	9,371	0.68	0.72	-	-	(1,280)	(0.10)	(0.10)
Amortization of intangibles	7,641	1,357	6,284	0.46	0.48	7,383	1,295	6,088	0.46	0.49
Unrealized foreign currency exchange losses/(gains)	3,786	938	2,848	0.21	0.22	(12,913)	(2,995)	(9,918)	(0.75)	(0.79)
Deferred financing cost write-off	640	147	493	0.04	0.04	-	-	-	-	-
Amortization of inventory step-up	-	-	-	-	-	1,757	404	1,353	0.10	0.11
Gain on sale of properties	-	-	-	-	-	(4,075)	(937)	(3,138)	(0.24)	(0.25)
Non-GAAP measures	$75,345	$10,708	$61,908	$4.52	$4.75	$49,883	$10,410	$37,813	$2.86	$3.02

(1) The supplementary information included in this press release for 2026 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the SEC.

(2) Individual amounts of earnings per share may not agree to the total due to rounding.